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                                  EXHIBIT 23.1


              Consent of Grant Thorton LLP, Independent Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1,000,000 shares issuable under the 1997 Equity Incentive Plan, and the 500,000 shares issuable under the 2000 Associate Stock Purchase Plan of First Consulting Group, Inc., of our report dated February 11, 2000 with respect to the consolidated financial statements of First Consulting Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ GRANT THORTON LLP


Los Angeles County, California
July 7, 2000


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